SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 24, 2011

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OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-8269 (Commission File Number)	31-1001351 (IRS Employer Identification No.)
100 East RiverCenter Boulevard, Suite 1600 Covington, Kentucky (Address of Principal Executive Offices)		41011 (Zip Code)

(859) 392-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Omnicare, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 24, 2011. The following matters were acted upon at the meeting:

1. Election of Directors.
Five directors were elected to serve on the Board of Directors of the Company until the next Annual Meeting of Stockholders or until their successors are elected and qualified.  The name of each director elected at the Annual Meeting, as well as the corresponding number of shares voted for, against and abstained and the number of broker non-votes with respect to each nominee follows.

	Votes For	Votes Against	Abstained	Broker Non-Votes
John G. Figueroa	102,239,739	409,420	452,571	3,316,686
Steven J. Heyer	99,309,978	3,292,375	499,377	3,316,686
Andrea R. Lindell, Ph.D., RN	83,571,428	19,065,637	464,665	3,316,686
James D. Shelton	99,437,706	3,210,709	453,315	3,316,686
Amy Wallman	100,213,483	2,394,427	493,820	3,316,686

2. Advisory Vote on Executive Compensation.
Approved – 86,453,046 votes, approximately 84.07% of the votes cast, voted, in an advisory vote, to approve the compensation of the Company’s named executive officers as described in the Company’s proxy statement dated April 22, 2011 (the “Say-on-Pay Proposal”). 16,381,919 votes, approximately 15.93% of the votes cast, voted against, and shares representing 266,765 votes, less than 1% of the votes cast, abstained. In addition, there were 3,316,686 broker non-votes.

3. Advisory Vote on Frequency of Advisory Votes on Executive Compensation.
Annual – 87,780,671 votes, approximately 85.38% of the votes cast, voted, in an advisory vote, to submit the Say-on-Pay Proposal to the Registrant’s shareholders every year. 2,383,721 votes, approximately 2.32% of the votes cast, voted to submit the Say-on-Pay Proposal to the Registrant’s shareholders every two years; 12,648,007 votes, approximately 12.30% of the votes cast, voted to submit the Say-on-Pay Proposal to the Registrant’s shareholders every three years; and shares representing 289,331 votes, less than 1% of the votes cast, abstained. In addition, there were 3,316,686 broker non-votes.

On May 24, 2011, in light of the vote on this item reported above, the Board of Directors of the Company determined that advisory votes on executive compensation will be held annually (until the next required vote on the frequency of shareholder advisory votes on executive compensation).

4. Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accountants.
The stockholders ratified the appointment by the Audit and Compliance Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accountants for the Company and its consolidated subsidiaries for the 2011 fiscal year. A total of 106,050,124 votes were cast in favor of the proposal; 333,749 votes were cast against it; 34,543 votes abstained; and there were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.
By:     /s/ Alexander M. Kayne__________
Name: Alexander M. Kayne
Title:   Senior Vice President, General Counsel and Secretary

Dated:  May 27, 2011